UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 4, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                  95-4780218
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 28, 2005, American Soil Technologies, Inc. (the "Company") executed a Strategic Alliance Agreement (the "Agreement") with UTEK Corporation, a Delaware corporation located in Florida ("UTEK").

The Agreement provides that UTEK will act as a non-exclusive independent contractor for the Company to identify technology acquisition opportunities in the area of improving turf and agriculture for the Company from research universities and government laboratories. The Agreement has a term of twelve months, may be renewed upon mutual written agreement of both the Company and UTEK, and may be terminated by either the Company or UTEK at any time with 30 days written notice. The Company will pay UTEK a total of $120,000 worth of unregistered shares of common stock (342,857 shares) which shall vest 1/12th (28,571 shares) each month. UTEK will be responsible for its own expenses incurred in fulfilling its duties under the Agreement.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

On October 4, 2005, the Company issued a press release regarding this Agreement. The text of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibit is being furnished herewith:

     Exhibit No.                   Exhibit Description
     -----------                   -------------------

        99.1 Press release text of American Soil Technologies, Inc., dated October 4, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 4, 2005                  AMERICAN SOIL TECHNOLOGIES, INC.


                                        By: /s/ Carl P. Ranno
                                           ------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President